Exhibit 99.3

HTS GROUP - Division of Luvata Oy Group

Combined Interim Financial Report January-September 2016 (IFRS)

Combined statement of comprehensive income	2
Combined statement of financial position	3
Combined statement of cash flows	5
Notes to the combined interim financial report	6

HTS Group - Division of Luvata Oy Group
Combined statement of comprehensive income (IFRS)

€ million	Note	Jan 1 - Sep 30, 2016	Jan 1 - Sep 30, 2015
Sales		386.8	379.9
Cost of sales		(314.5)	(305.9)
Gross profit		72.3	73.9
Selling and marketing expenses		(13.8)	(13.3)
Administrative expenses		(21.0)	(20.6)
Research and development expenses		(2.4)	(1.9)
Other operating income		1.3	0.7
Other operating expenses		(2.6)	(2.6)
Operating profit (loss)		33.8	36.2
Financial income		0.2	0.2
Financial expenses		(17.7)	(21.4)
Profit (loss) before taxes		16.3	15.0
Income taxes	4	(6.6)	(7.2)
Profit (loss) for the period		9.7	7.8
Other comprehensive income
Items that will never be reclassified to profit or loss
Remeasurements of defined benefit liability (asset)		(1.2)	(0.1)
Related tax		0.4	0.0
		(0.8)	(0.1)
Items that are or may be reclassified to profit and loss
Foreign currency translation differences for foreign operations	5	(4.3)	7.5
		(4.3)	7.5
Other comprehensive income, net of tax		(5.1)	7.4
Total comprehensive income for the period attributable to owners of the company		4.6	15.2

The notes form an integral part of the combined interim statements

HTS Group - Division of Luvata Oy Group
Combined statement of financial position (IFRS)

€ million	Note	At Sep 30, 2016	At Dec 31, 2015

ASSETS
Non-current assets
Property, plant and equipment	6	78.9	82.6
Intangible assets		1.9	1.9
Goodwill		200.8	202.6
Deferred tax assets		7.7	7.3
Other long-term assets		0.3	0.4
Total non-current assets		289.7	294.7
Current assets
Inventories		41.1	42.9
Trade and other receivables		90.9	74.3
Loan and other financial receivables from former parent HTS II AB	7,8	137.0	145.3
Current tax assets		2.9	3.6
Derivative financial instruments	8	0.2	0.1
Cash and cash equivalents	8	17.0	12.0
Total current assets		289.0	278.4
TOTAL ASSETS		578.7	573.1

The notes form an integral part of the combined interim statements

HTS Group - Division of Luvata Oy Group
Combined statement of financial position (IFRS)

€ million	Note	At Sep 30, 2016	At Dec 31, 2015

EQUITY AND LIABILITIES
Net parent investment	9	115.1	109.8
Non-current liabilities
Long-term debt due to former parent HTS II AB	7,8	-	239.6
Deferred tax liabilities		11.1	11.2
Pension obligations		15.6	14.7
Provisions		1.4	1.5
Other long-term liabilities		0.4	0.6
Total non-current liabilities		28.5	267.6
Current liabilities
Trade and other payables		100.2	87.7
Current debt due to former parent HTS II AB	7,8	323.6	97.8
Current debt from financial institutions	8	1.1	1.4
Current tax liabilities		6.4	6.3
Derivative financial instruments	8	0.4	0.7
Provisions		3.5	1.7
Total current liabilities		435.1	195.7
TOTAL EQUITY AND LIABILITIES		578.7	573.1

The notes form an integral part of the combined interim statements

HTS Group - Division of Luvata Oy Group
Combined statement of cash flows (IFRS)

€ million	Jan 1 - Sep 30, 2016	Jan 1 - Sep 30, 2015
Cash flow from operating activities
Net profit for the financial year	9.7	7.8
Adjustments for
Taxes	6.6	7.2
Depreciation	7.8	7.6
Finance income and expenses	17.6	21.2
Other adjustments	(0.1)	0.1
	32.0	36.1
Change in working capital
Change in trade and other receivables	(17.5)	(0.7)
Change in inventories	1.0	(2.0)
Change in trade and other payables	13.3	(4.2)
	(3.1)	(7.0)
Interest received	0.2	0.2
Interest and finance expenses paid	(3.3)	(1.8)
Income tax paid	(6.1)	(11.5)
Net cash generated from operating activities	29.3	23.7
Cash flow from investing activities
Purchases of tangible and intangible assets	(6.4)	(4.5)
Proceeds from sale of tangible and intangible assets	0.1	0.1
Change in other long-term receivables	0.0	0.0
Net cash used in investing activities	(6.3)	(4.4)
Cash flow from financing activities
Borrowings of long-term debt from former parent HTS II AB	1.5	0.0
Repayments of long-term debt to former parent HTS II AB	(1.8)	(14.0)
Change in cash pool balances from former parent HTS II AB	(42.3)	(14.7)
Change in current debt from financial institutions	(0.3)	0.7
Proceeds from capital injections from former parent HTS II AB	24.7	13.5
Change in deposits at brokers	0.4	0.2
Other financing cash flow	0.0	(0.0)
Net cash used in financing activities	(17.8)	(14.3)
Net change in cash and cash equivalents	5.2	5.1
Cash and cash equivalents at the beginning of the financial year	12.0	10.2
Foreign exchange rate effect on cash and cash equivalents	(0.2)	0.2
Cash and cash equivalents at the end of the reporting date	17.0	15.5

The notes form an integral part of the combined interim statements

HTS Group - Division of Luvata Oy Group
Notes to the combined interim financial report January - September 2016

1. Company information

On September 6, 2016 Modine Manufacturing Company (Modine) entered into agreement with Luvata Heat Transfer Solutions II AB (HTS II AB) for the acquisition of 100% of the shares of all operating and holding companies held by HTS II AB. Previously, these entities were consolidated to Luvata Oy’s consolidated financial statements and formed an operational division of Luvata Oy Group (later referred to as Luvata Group). The acquisition was completed on November 30, 2016.

The combined interim financial statements are prepared as a combination of all the legal companies sold in the transaction. These legal entities included in the combined interim financial statements are later referred to as the Heat Transfer Solutions Group (HTS Group).

HTS Group manufactures commercial and industrial coils, cooler units, coatings and custom designed solutions for applications including refrigeration, climate control, process cooling, power generation and data-center cooling.

2. Basis of preparation

The combined interim financial statements have been prepared for the purpose of the acquirer's Current Report on Form 8-K/A filed with the Securities and Exchange Commission and illustratively present the historical financial information of the acquired operations and may not reflect the situation had the financial statements been prepared on a consolidated standalone basis. The combined interim financial statements were authorized for issuance by those charged with governance on February 14, 2017.

This combined interim report is unaudited and prepared in accordance with IAS 34 Interim Financial Reporting. The same accounting policies and methods of computation have been followed when preparing the interim financial information as in the Combined Financial Statements 2014 - 2015.  Please see the Combined Financial Statements 2014 - 2015 for detailed accounting policies and comprehensive notes information.

HTS Group has applied the following amended standards that have come into effect for financial years beginning on or after 1 January 2016:

-
Annual  Improvements  to  IFRSs (2012-2014  cycle):  The  annual  improvements  process  provides  a mechanism for minor and non-urgent amendments to IFRSs to be grouped together and issued in one package annually. The cycle contains amendments to four standards. Their impacts vary standard by standard but are not significant.

-
Amendment to IAS 1 Presentation of Financial Statements: Disclosure Initiative. The amendments clarify the guidance in IAS 1 in relation to applying the materiality concept, disaggregating line items in the balance sheet and in the statement of profit or loss, presenting subtotals and to the structure and accounting policies in the financial statement. The amendments have had a minor impact on presentation of HTS Group combined financials.

Other amendments have had no impact on HTS Group combined interim financials.

3. Managements’ judgment and the use of estimates

Preparation  of  financial  statements  in  accordance  with  IFRS  requires  management  to  make  estimates  and assumptions that affect reported amounts of assets and liabilities as well as the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of income and expenses during the reporting period. Although these estimates are based on management’s best knowledge of events and actions at time of preparation of financial statements, actual results may differ from estimates.

HTS Group - Division of Luvata Oy Group
Notes to the combined interim financial report January - September 2016

4. Income taxes

€ million	Jan 1 - Sep 30, 2016	Jan 1 - Sep 30, 2015

Current year tax expense	(6.9)	(7.8)
Prior years tax expense	(0.0)	(0.1)
Deferred taxes	0.3	0.6
Total income taxes	(6.6)	(7.2)

Income taxes by country

€ million	Jan 1 - Sep 30, 2016	Jan 1 - Sep 30, 2015

US	(3.3)	(5.2)
Italy	(1.7)	(1.1)
Other countries	(1.7)	(0.9)
Total income taxes	(6.6)	(7.2)

5. Foreign currency translation differences

Foreign currency translation differences arise from the translation of financial statements of foreign operations. The main functional currencies within HTS Group entities are USD, CNY and SEK; USD being the most significant currency causing translation differences.

6. Property, plant and equipment

€ million	2016	2015
Carrying value at Jan 1	82.6	82.1
Additions	5.2	4.0
Disposals	(0.0)	(0.1)
Translation differences	(1.2)	2.2
Depreciation	(7.6)	(7.4)
Carrying value at Sep 30	78.9	80.8

7. Related party transactions

Employee benefits paid to key management of Luvata Group and HTS Group

€ million	Jan 1 - Sep 30, 2016	Jan 1 - Sep 30, 2015

Short-term employee benefits	2.5	2.4
Termination benefits	0.0	-
Total compensation	2.5	2.4

HTS Group - Division of Luvata Oy Group
Notes to the combined interim financial report January - September 2016

Transactions and balances with Other Luvata Group companies

€ million	Jan 1 - Sep 30, 2016	Jan 1 - Sep 30, 2015

Sales of services	0.9	0.9
Raw material purchases	(30.8)	(35.9)
Other expenses	(3.0)	(3.5)
Derivative transactions	(0.8)	(0.2)
Interest expenses and other financial items	(17.1)	(20.8)

€ million	At Sep 30, 2016	At Dec 31, 2015

Cash pool receivables from and deposits to HTS II AB	137.0	120.7
Receivables on equity issues from HTS II AB	-	24.7
Trade and other current receivables	0.7	2.3

Long-term loans due to HTS II AB	-	239.6
Current loans due to HTS II AB	323.6	97.8
Accrued interest expenses due to HTS II AB	6.7	2.6
Trade and other current payables	8.5	9.1

As shown in the above table, long-term debt due to former parent company HTS II AB was classified as short-term at September 30, 2016 due to signing of the Share sale and Purchase Agreement (SPA) between HTS II AB and Modine on September 6, 2016 resulting into settlement of inter-company loans before closing of the transaction.

HTS Group - Division of Luvata Oy Group
Notes to the combined interim financial report January - September 2016

8. Financial instruments

The carrying values and fair values of HTS Group’s financial instruments are presented in the table below:

	At Sep 30, 2016		At Dec 31, 2015
€ million	Carrying value	Fair value	Carrying value	Fair value

Investments and receivables
Current loans receivable 2)	137.0	137.0	120.7	120.7
Cash and marketable securities 2)	17.0	17.0	12.0	12.0

Debt
Long-term debt 2)	-	-	(239.6)	(239.6)
Current debt 2)	(324.7)	(324.7)	(99.2)	(99.2)

Financial derivatives 1)
Forward foreign exchange contracts 3)	(0.4)	(0.4)	0.1	0.1

Metal derivatives 1)
Forward and futures copper contracts 3)	0.1	0.1	(0.6)	(0.6)
Forward and futures aluminium contracts 3)	0.1	0.1	(0.1)	(0.1)

1) Derivative transactions have been made for hedging purposes. The market value of derivatives indicates potential result of these transactions assuming the deals were closed at the date of the balance sheet. The carrying amount of forward foreign exchange contracts and currency swaps include unrealised gains and losses relating to hedges of firm and anticipated commitments which have been booked to income statement.

Measurement Category

2) Loans and receivables, fair value level 2

3) Derivative contracts, Financial assets/liabilities at fair value through income statement, fair value level 2

9. Net parent investment

The movement of total net parent investment is presented in the table below:

€ million
Net parent investment at Dec 31, 2014	112.0

Profit (loss)	(49.3)
Foreign currency translation differences for foreign operations	11.2
Remeasurements of defined benefit liability (with related tax)	0.2
Total comprehensive income (loss) for the period	(37.9)

Transactions with owners, recorded directly in equity:
Capital injections converted from loans	8.5
Capital injections paid in cash	2.5
Capital injections to be paid in cash (payment in 2016)	24.7
Total contributions by and distributions to owners	35.7

Net parent investment at Dec 31, 2015	109.8

HTS Group - Division of Luvata Oy Group
Notes to the combined interim financial report January - September 2016

€ million
Net parent investment at Jan 1, 2016	109.8

Profit (loss)	9.7
Foreign currency translation differences for foreign operations	(4.3)
Remeasurements of defined benefit liability (with related tax)	(0.8)
Total comprehensive income for the period	4.6

Transactions with owners, recorded directly in equity:
Capital injections converted from loans	0.8
Total contributions by and distributions to owners	0.8

Net parent investment at Sep 30, 2016	115.1

10. Subsequent events

The sale of HTS Group to Modine was concluded on November 30, 2016. All internal loans / loan receivables from former parent company HTS II AB were settled or converted into equity before closing of the transaction. The related guarantees and pledges were released. All internal hedging arrangements with HTS II AB were also settled before closing.